Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Global Income & Currency Fund Inc.
333-127253, 811-21791

We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
5, 2010, under Conformed Submission Type DEF
14A, accession number 0001193125-10-179164.